Exhibit 99.1

Zymeworks Completes Acquisition of Theravance Biopharma

•	Conference call with Zymeworks management on September 28 at 8:30 am Eastern Time (ET)

Vancouver, British Columbia (September 23, 2026) – Zymeworks Inc. (Nasdaq: ZYME), a biotechnology company managing a portfolio of licensed healthcare assets while developing a diverse pipeline of novel, multifunctional biotherapeutics, today completed the previously announced acquisition of Theravance Biopharma. With the completion of the transaction, Theravance Biopharma is now part of Zymeworks, further advancing Zymeworks’ strategy to build a diversified revenue-generating biotechnology company, combining innovative R&D with growing commercial and royalty-based cash flows.

Zymeworks will host a conference call with investors and the general public at 8:30 am ET on Monday, September 28, to discuss the final transaction details of the acquisition. Dial-in details and webcast link are available on Zymeworks’ website at https://ir.zymeworks.com/events-and-presentations. A replay of the webcast will be available within 24 hours following the conclusion of the call and will remain archived for a limited period.

About Zymeworks Inc.

Zymeworks is a global biotechnology company building a diversified portfolio of healthcare assets designed to generate durable cash flows while advancing innovative medicines for difficult-to-treat diseases. Zymeworks’ asset and royalty aggregation strategy combines a growing portfolio of commercial and near-commercial assets, including YUPELRI® (revefenacin), with a differentiated internal research and development engine. Zymeworks’ portfolio also includes Ziihera® (zanidatamab-hrii), a HER2-targeted bispecific antibody discovered and developed by Zymeworks and commercialized through global partnerships with Jazz Pharmaceuticals and BeOne Medicines, and pasritamig, a clinical-stage multispecific antibody developed by Johnson & Johnson using Zymeworks’ proprietary antibody engineering technologies.

Zymeworks is advancing a diverse pipeline of novel biotherapeutics, leveraging its proprietary Azymetric™ platform and expertise in antibody-drug conjugates, multispecific antibodies and other next-generation antibody technologies. These capabilities, together with Zymeworks’ integrated drug development expertise, enable Zymeworks to develop differentiated therapeutics and create value through both internal innovation and strategic partnerships.

For more information about Zymeworks, its portfolio and pipeline, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to the anticipated benefits of the acquisition of Theravance Biopharma; the anticipated benefits of the financing in connection with the closing of the acquisition; anticipated milestone payments; completion of Theravance’s previously announced organizational restructuring; Zymeworks’ flexibility to invest in its R&D pipeline and pursue strategic opportunities while returning capital to stockholders; future growth of YUPELRI® sales and future royalty payments; contingent milestone payments due to Theravance Biopharma from the sale of Theravance Biopharma’s TRELEGY® royalty interests; Zymeworks’ expectations regarding implementation of its long-term strategy to maximize value creation; Zymeworks’ and its partners’ clinical development of product candidates; potential safety profile and therapeutic effects of product candidates; the commercial potential of technology platforms and product candidates; the anticipated benefits of its collaboration agreements; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, “preserve”, “intend”, “could”, or the negative version of these words and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct.

Factors that could cause Zymeworks’ actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: financial closing procedures, final adjustments, and other developments; risks related to the financing in connection with the closing of the acquisition; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; uncertainties regarding the commercial success of YUPELRI® and TRELEGY®; the anticipated benefits of the acquisition may not be realized or will not be realized within the expected time period; TRELEGY® may not achieve anticipated sales resulting in sales milestones not being met; Zymeworks may not achieve milestones or receive additional payments or royalties under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; Ziihera® may not be successfully commercialized; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the U.S. Securities and Exchange Commission and System for Electronic Document Analysis and Retrieval+ (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Contacts:

Investor Inquiries:

Shrinal Inamdar

Vice President, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

Vice President, Corporate Communications

(604) 678-1388

media@zymeworks.com